UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

FRONTIER DIGITAL MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-205571	46-2276094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2605 Red Hawk Ridge Drive Castle Rock, Colorado	80109
(Address of principal executive offices)	(Zip Code)

(303) 999-8171

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Form 8-K, except to the extent required by applicable securities laws.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

On August 25, 2017, the Board of Directors of Frontier Digital Media Group Inc. (the “Company”) determined that as a result of the business activity described below, the Company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Act of 1934 as amended.

Business Activity

The Company is a website development and digital marketing company that is primarily focused on dental and orthodontic practices. The Company provides a range of marketing communications and consulting services, including all types of advertising, print and digital design, digital motion graphics and client website construction, interactive and mobile marketing, direct marketing, sales promotion, market research, corporate identity and branding, social media and other marketing related services. The Company currently has two primary revenue streams, marketing services and website hosting subscriptions.

The Company’s business activities have increased over the last eight months of 2017, adding seven new customers so far for the year. The Company’s management team has increased the amount of time spent on the Company’s business activities. Currently, the Company’s Chief Executive Officer, Patrick Dunda, is focused full time on increasing business to new and existing customers.

During the first six months of 2017, the Company generated $24,758 of revenue, which was an increase of $19,577, compared to revenue of $5,181 generated during the first six months of 2016. New customers acquired during the first half of 2017 generated $8,069 of the increased revenues. The remaining $11,508 of increased revenues compared to last year was generated from increased business from the Company’s existing customer base.

The Company intends to continue to build the business through additional advertising and marketing efforts, specifically to Orthodontic and Dental Magazines and online marketing. The plan is to target these niches, which management believes have been underserved, or even un-served, by other developers. No assurances can be provided that these efforts will be successful.

The Company has a limited operating history and considers itself a “start-up” company, which the Securities and Exchange Commission (the “SEC”) explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 as follows:

Rule 144(i)(1)(i) is not intended to capture a “startup company,” or, in other words, a company with a limited operating history, in the definition of a reporting or non-reporting shell company, as we believe that such a company does not meet the condition of a reporting or non-reporting shell company, as we believe that such a company does not meet the condition of having “no or nominal operations.”

Based on the increased business activities described above and the SEC’s comments related to “start-up” companies, the Company’s Board of Directors has concluded that the Company’s operations are no longer nominal and no longer meet the definition of a shell company as defined in Rule 12b-2 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER DIGITAL MEDIA GROUP, INC.

Dated: August 29, 2017	By:	/s/ Patrick Dunda
	Name:	Patrick Dunda
	Title:	Chief Executive Officer

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